Exhibit 99.3

Snacks Parent Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 29, 2014	December 28, 2013
	(unaudited)
ASSETS
CURRENT ASSETS
Trade receivables, net	$69,447	$68,096
Inventories	131,445	126,251
Prepaid expenses and other	2,030	2,500
Deferred tax assets	6,166	6,565

Total current assets	209,088	203,412

Property, plant and equipment, net	38,858	39,560
Deferred finance costs, net	1,876	1,974
Intangible assets, net	68,110	69,827
Goodwill	81,380	81,380
Other	2,818	2,165

Total assets	$402,130	$398,318

The accompanying notes are an integral part of these condensed consolidated financial statements.

Snacks Parent Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS – CONTINUED

(Dollars in thousands)

	March 29, 2014	December 28, 2013
	(unaudited)
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Current maturities of long-term debt	$1,336	$1,336
Accounts payable	35,444	27,721
Bank overdrafts	5,555	13,552
Accrued compensation	3,418	5,471
Accrued expenses and other liabilities	8,125	9,384
Income taxes payable	2,428	4,205

Total current liabilities	56,306	61,669
Long-term debt, net of current maturities	254,836	248,519
Preferred and common stock warrant liabilities	4,368	2,899
Deferred tax liabilities	16,678	17,249
Other	2,234	2,236

Total liabilities	334,422	332,572
Commitments and contingencies (Note 9)
Redeemable Series A preferred stock, $0.0001 par value; 1,140,000 shares authorized; 1,101,265 shares issued and outstanding at March 29, 2014 and December 28, 2013; (aggregate liquidation value $134,113 at March 29, 2014)	133,870	124,821
Redeemable Series B preferred stock, $0.0001 par value; 535,000 shares authorized; 511,027 shares issued and outstanding at March 29, 2014 and December 28, 2013; (aggregate liquidation value $17,875 at March 29, 2014)	17,599	12,426
Redeemable Series C preferred stock, $0.0001 par value; 1,470,000 shares authorized; 1,467,863 shares issued and outstanding at March 29, 2014 and December 28, 2013; (aggregate liquidation value $32,500 at March 29, 2014)	30,303	31,217
STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value; 11,820,000 shares authorized; 9,261,976 shares issued and outstanding at March 29, 2014 and December 28, 2013	1	1
Accumulated deficit	(114,065)	(102,719)

Total stockholders’ deficit	(114,064)	(102,718)

Total liabilities and stockholders’ deficit	$402,130	$398,318

The accompanying notes are an integral part of these condensed consolidated financial statements.

Snacks Parent Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Thirteen Weeks Ended
	March 29, 2014	March 30, 2013
	(unaudited)
Net sales	$166,801	$142,251
Cost of sales	146,094	125,577

Gross profit	20,707	16,674
Operating expenses
Selling, general and administrative expenses	11,132	11,160
Related party advisory fees (Note 10)	125	125

	11,257	11,285

Operating income	9,450	5,389
Other expense
Interest expense	(5,026)	(10,836)
Change in fair value of preferred and common stock warrants	(1,469)	—
Other, net	(6)	(290)

	(6,501)	(11,126)

Income (loss) before income taxes	2,949	(5,737)
Income tax expense	987	1,179

Net income (loss)	$1,962	$(6,916)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Snacks Parent Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Thirteen Weeks Ended
	March 29, 2014	March 30, 2013
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,962	$(6,916)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,027	1,658
Amortization of intangible assets	1,717	1,989
Amortization of deferred finance costs	98	239
Amortization of debt discount	199	79
Capitalization of interest on subordinated notes payable	149	142
Capitalization of interest on mandatorily redeemable preferred stock	—	7,791
Change in fair value of preferred and common stock warrant liabilities	1,469	—
Deferred income taxes	(172)	340
Changes in operating assets and liabilities:
Trade receivables	(1,351)	(2,143)
Inventories	(5,194)	173
Prepaid expenses and other	470	288
Accounts payable	7,723	(860)
Accrued compensation, accrued expenses and other liabilities	(3,312)	848
Income taxes payable	(1,777)	146
Other	(2)	12

Net cash provided by operating activities	4,006	3,786

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,171)	(2,642)
Customer acquisition payments	(807)	—

Net cash used in investing activities	(1,978)	(2,642)

Snacks Parent Corporation and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUED

(Dollars in thousands)

	Thirteen Weeks Ended
	March 29, 2014	March 30, 2013
	(unaudited)
Cash flows from financing activities:
Proceeds from line of credit	$167,552	$144,161
Payments on line of credit	(161,253)	(141,097)
Changes in bank overdrafts	(7,997)	(3,333)
Payments on long-term debt	(330)	(875)

Net cash used in financing activities	(2,028)	(1,144)

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—
Cash and cash equivalents, beginning of period	—	6,302

Cash and cash equivalents, end of period	$—	$6,302

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,666	$2,680
Cash paid for income taxes	$2,995	$694

Supplemental disclosure of noncash investing and financing activities:
Change in redemption value of redeemable preferred stock	$13,308	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Snacks Parent Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the thirteen weeks ended March 29, 2014

(Unaudited)

Note 1.    Basis of Presentation

The unaudited Condensed Consolidated Financial Statements included herein have been prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”) for interim financial statements. In our opinion, the unaudited Condensed Consolidated Financial Statements include all material adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the periods indicated. All significant intercompany accounts and transactions have been eliminated in consolidation. Interim results are not necessarily indicative of results for a full fiscal year. The information included in these unaudited Condensed Consolidated Financial Statements and Notes thereto should be read in conjunction with the Company’s audited Consolidated Financial Statements as of and for the fiscal year ended December 28, 2013. The unaudited Condensed Consolidated Financial Statements include the accounts of Snacks Parent Corporation and its wholly owned subsidiaries, Snacks Holding Corporation, AHON, Inc., Ann’s House of Nuts, Inc., Amport Guaranty Corporation and American Importing Company, Inc. (the “Company”).

Fiscal Year

The Company’s fiscal year ends on the last Saturday in December. The Company’s quarters each contain thirteen weeks and end on the last Saturday in March, June and September.

Significant Accounting Policies

The Company’s significant accounting policies are described in Note 2 Significant Accounting Policies to the Company’s audited Consolidated Financial Statements as of and for the fiscal year ended December 28, 2013.

Note 2.    Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that may have an impact on the Company’s accounting and reporting. In July 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU 2013-11 provides financial statement presentation guidance on whether an unrecognized tax benefit must be presented as either a reduction to a deferred tax asset or separately as a liability. ASU 2013-11 will be effective for fiscal years and interim periods within those years, beginning after December 15, 2014 for non-public companies. The Company does not believe the adoption of this new guidance will have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes existing revenue recognition requirements. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, an entity needs to identify the contract(s) with a customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract and recognize revenue when (or as) the entity satisfies a

Snacks Parent Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the thirteen weeks ended March 29, 2014

(Unaudited)

Note 2.    Recently Issued Accounting Pronouncements (continued)

performance obligation. ASU 2014-09 will be effective for fiscal years beginning after December 15, 2017 and interim periods within annual periods beginning after December 15, 2018 for non-public companies. The standard is to be applied retrospectively. The Company is currently evaluating the impact of the standard on its consolidated results of operations and financial condition.

In June 2014, the FASB issued ASU 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. ASU 2014-12 was issued to address diverse accounting treatments currently in practice. ASU 2014-12 provides guidance when the terms of an award provide that the performance target could be achieved after an employee completes the requisite service period. The employee would be eligible to vest in the award regardless of whether the employee is rendering service on the date the performance target is achieved. The performance target that affects vesting and that could be achieved after the requisite service period must now be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. ASU 2014-12 will be effective for fiscal years and interim periods within those years, beginning after December 15, 2015 for all companies. The standard can be applied either prospectively to all awards granted or modified after the effective date or retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The Company is currently evaluating the impact of the standard on its consolidated results of operations and financial condition.

Note 3.    Consolidated Balance Sheet Components

Inventories

Inventories consist of the following:

	March 29, 2014	December 28, 2013
	(dollars in thousands)
Raw materials	$80,354	$78,991
Work in process	6,871	7,208
Finished goods	44,220	40,052

	$131,445	$126,251

Snacks Parent Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the thirteen weeks ended March 29, 2014

(Unaudited)

Note 3.    Consolidated Balance Sheet Components (continued)

Property, Plant and Equipment, Net

Property, plant and equipment, net consist of the following:

	March 29, 2014	December 28, 2013
	(dollars in thousands)
Land	$909	$909
Building	5,472	5,472
Leasehold improvements	5,344	5,195
Equipment	44,356	44,029
Construction in progress	2,286	1,591

	58,367	57,196
Accumulated depreciation and amortization	(19,509)	(17,636)

	$38,858	$39,560

Depreciation and amortization expense was approximately $1.9 million and $1.7 million for the thirteen weeks ended March 29, 2014 and March 30, 2013, respectively.

Intangible Assets, Net

Intangible assets consist of the following:

	March 29, 2014
	Gross carrying amount	Accumulated amortization	Net carrying amount
	(dollars in thousands)
Finite-lived intangible assets:
Customer relationships	$77,330	$(25,696)	$51,634
Noncompete agreements	1,840	(1,404)	436

	79,170	(27,100)	52,070
Indefinite-lived intangible assets:
Trade names	16,040	—	16,040

	$95,210	$(27,100)	$68,110

Snacks Parent Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the thirteen weeks ended March 29, 2014

(Unaudited)

Note 3.    Consolidated Balance Sheet Components (continued)

	December 28, 2013
	Gross carrying amount	Accumulated amortization	Net carrying amount
	(dollars in thousands)
Finite-lived intangible assets:
Customer relationships	$77,330	$(24,047)	$53,283
Noncompete agreements	1,840	(1,336)	504

	79,170	(25,383)	53,787

Indefinite-lived intangible assets:
Trade names	16,040	—	16,040

	$95,210	$(25,383)	$69,827

Amortization expense was approximately $1.7 million and $2.0 million for the thirteen weeks ended March 29, 2014 and March 30, 2013, respectively.

Estimated amortization expense of finite-lived intangible assets for future fiscal years is expected to be as follows:

Fiscal years	(dollars in thousands)
2014 remaining	$5,307
2015	6,162
2016	5,474
2017	4,845
2018	4,354
Thereafter	25,928

$52,070

Snacks Parent Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the thirteen weeks ended March 29, 2014

(Unaudited)

Note 4.    Debt and Interest Expense

Long-term debt consists of the following:

	March 29, 2014	December 28, 2013
	(dollars in thousands)
Line of credit	$69,922	$63,623
Bank term note payable	131,340	131,670
Senior subordinated notes payable, including interest due at maturity totaling $1,363 at March 29, 2014 and $1,214 at December 28, 2013	59,364	59,215
Note payable	64	64
Less: unamortized debt discount	(4,518)	(4,717)

	256,172	249,855
Less: current maturities	(1,336)	(1,336)

	$254,836	$248,519

The following is a summary of interest expense for the thirteen weeks ended March 29, 2014 and March 30, 2013:

	March 29, 2014	March 30, 2013
	(dollars in thousands)
Interest on line of credit and notes payable	$4,729	$2,727
Mandatorily redeemable preferred stock dividend	—	7,791
Amortization of deferred financing costs and debt discount	297	318

	$5,026	$10,836

Note 5.    Income Taxes

The Company’s effective tax rate for the thirteen weeks ended March 29, 2014 and March 30, 2013 was 33.5% and (20.6)%, respectively. The effective tax rate for the thirteen week period ended March 30, 2013 was primarily impacted by non-deductible interest on the mandatorily redeemable preferred stock.

The total amount of unrecognized tax benefits was $0.8 million and $0.4 million as of March 29, 2014 and December 28, 2013, respectively. The Company’s policy is to accrue interest and penalties related to unrecognized tax benefits as a component of income tax expense. At March 29, 2014 and December 28, 2013, the Company had accrued $0.1 million for interest and penalties related to unrecognized tax benefits.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service and state income taxing authorities for 2010 through 2013.

Snacks Parent Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the thirteen weeks ended March 29, 2014

(Unaudited)

Note 6.    Redeemable Preferred Stock

The following is a summary of the changes in the redeemable preferred stock mezzanine equity (in thousands, except shares):

	Series A		Series B		Series C
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount
Balance, December 28, 2013	1,101,265	$124,821	511,027	$12,426	1,467,863	$31,217
Change in redemption value	—	9,049	—	5,173	—	(914)

Balance, March 29, 2014	1,101,265	$133,870	511,027	$17,599	1,467,863	$30,303

Note 7.    Preferred and Common Stock Warrant Liabilities

The Company accounts for its preferred and common stock warrants as liabilities at fair value upon issuance because the warrants are contingently redeemable upon a change in control or initial public offering (“IPO”) which could obligate the Company to transfer assets to the holder at a future date under certain circumstances. The warrants are re-measured to fair value at each consolidated balance sheet date, and changes in fair value are recognized in other expense. The common stock warrant liability as of March 29, 2014 and December 28, 2013 consisted of the fair value of 127,828 common stock warrants outstanding. The Series C preferred stock warrant entitles the holders to purchase 17,480 shares of Series A preferred stock, 8,112 shares of Series B preferred stock, and 148,443 shares of common stock for an aggregate exercise price of $2.6 million. The warrants are exercisable at any time and are automatically exercised upon a change in control or IPO. The Series C preferred stock warrant liability as of March 29, 2014 and December 28, 2013 consisted of the combined fair value of the underlying shares.

Management has determined that the fair value of the preferred and common stock warrant liabilities fall within Level 3 in the fair value hierarchy.

The following is a reconciliation of the preferred and common stock warrant liabilities activity for the thirteen weeks ended March 29, 2014 and March 30, 2013:

	March 29, 2014	March 30, 2013
	(dollars in thousands)
Beginning balance	$2,899	$528
Change in fair value of preferred and common stock warrants	1,469	—

Ending balance	$4,368	$528

Snacks Parent Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the thirteen weeks ended March 29, 2014

(Unaudited)

Note 8.    Stock-based Compensation

The Company awards shares of restricted, non-voting common stock to certain members of management, a portion of which vest based on a four year service term and a portion of which vest based on the occurrence of a change in control.

The following table summarizes the activity related to the Company’s restricted stock during the thirteen weeks ended March 29, 2014:

	Time-based
	Number of unvested shares	Weighted average grant date FMV	Performance- based number of unvested shares	Total number of shares
Balance at December 28, 2013	158,418	$1.27	865,511	1,023,929
Shares granted	—	—	—	—
Shares vested	(9,476)	0.36	—	(9,476)

Balance at March 29, 2014	148,942	$1.32	865,511	1,014,453

The following table summarizes the activity related to the Company’s restricted stock during the thirteen weeks ended March 30, 2013:

	Time-based
	Number of unvested shares	Weighted average grant date FMV	Performance- based number of unvested shares	Total number of shares
Balance at December 29, 2012	258,738	$1.32	838,706	1,097,444
Shares granted	—	—	—	—
Shares vested	(9,476)	0.36	—	(9,476)

Balance at March 30, 2013	249,262	$1.36	838,706	1,087,968

Total compensation expense related to time-based restricted stock was approximately nil for the thirteen weeks ended March 29, 2014 and March 30, 2013, respectively.

As of March 29, 2014, the Company had approximately $0.2 million of unrecognized stock-based compensation expense related to time-based restricted stock grants that is expected to be recognized over a weighted-average period of approximately 1.1 years. The performance-based restricted stock vests based on the controlling stockholder of the Company achieving certain return on investment criteria and upon the consummation of a change in control. Achievement of the vesting criteria is not probable; therefore no compensation expense has been recorded for the performance-based grants.

Snacks Parent Corporation and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the thirteen weeks ended March 29, 2014

(Unaudited)

Note 9.    Commitments and Contingencies

Legal Matters

In the normal course of business, the Company is subject to routine lawsuits as well as demands, claims and threatened litigation. Management monitors the status of such events and accrues an estimated amount when an obligation becomes probable and estimable. Any amount recorded is based on the status of current activity and the advice from legal counsel. While unfavorable outcomes could have adverse effects on the Company’s business, the Company does not believe that any pending or threatened proceedings would materially adversely impact the Company’s results of operations, cash flows or financial condition. Legal costs associated with such matters are expensed as incurred.

Note 10.    Related Party Transactions

An affiliate of Gryphon Partners III, L.P. (“Gryphon”), the Company’s principal stockholder, charges the Company for certain services, such as advising the Company on aspects of its capital structure, including appropriate levels of debt and equity, structuring capital-raising transactions, and advising the Company on strategic alternatives. These charges were approximately $0.1 million for the thirteen weeks ended March 29, 2014 and March 30, 2013.

Certain lenders of the Company’s debt are also stockholders. A lender of a portion of the Company’s bank term note payable holds Series C preferred stock and associated warrants. Interest expense to this lender was $0.3 million and $0.0 million for the thirteen weeks ended March 29, 2014 and March 30, 2013, respectively. Certain lenders of the senior subordinated notes payable hold Series A and Series B preferred stock and common stock warrants. Interest expense to these lenders was $1.3 million for the thirteen weeks ended March 29, 2014 and March 30, 2013. Another lender of the senior subordinated notes payable holds Series C preferred stock and associated warrants. Interest expense to this lender was $0.3 million and $0.0 million for the thirteen weeks ended March 29, 2014 and March 30, 2013, respectively.

Note 11.    Subsequent Events

On June 27, 2014, the Company signed a definitive agreement to be acquired by TreeHouse Foods, Inc. for $860 million. The transaction is expected to close in the third quarter of 2014.